Exhibit 99.1

PURE Bioscience Announces Restructuring of Its Finance Department

SAN DIEGO, CA (July 31, 2015) – PURE Bioscience, Inc. (), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today announced the resignation of Peter C. Wulff as its Chief Financial Officer and Chief Operating Officer.  Wulff informed the Company that he has accepted a new assignment as CFO for a venture-backed medical device company.

With Wulff’s departure, Mark Elliott,  PURE’s Controller, has been promoted and will play a new leadership role in PURE's Finance department as the Company’s Vice President, Finance and will serve as the Company’s principal financial and accounting officer. Elliott joined PURE in 2004 and has been responsible for managing all accounting and regulatory reporting activities since May 2006.  He has also been responsible for establishing all current financial and reporting systems. Prior to joining PURE, Elliott worked in government accounting. He earned a Bachelor of Science, Business Administration-Accountancy at California State University-San Marcos.

In tendering his resignation, Wulff said, “It was a difficult decision to leave PURE at this time. I believe PURE is well positioned to see its best days ahead in accelerating traction for PURE Hard Surface®  disinfectant and gaining regulatory approval for use of SDC in direct food contact.”

"Peter has been a valued member of our management team and played an instrumental role in our progress over the past two years. On behalf of myself and the Board, I thank him for his leadership and service," said Hank R. Lambert, PURE's Chief Executive Officer. "We wish Peter the best in his next endeavor, and are focused on ensuring a smooth transition for our Finance function. We are very fortunate to have a person of Mark Elliott’s stature and experience to step into the Finance leadership role.”

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena -- providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at http://www.purebio.com/

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements; the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company's current and future products and services in the marketplace, including acceptance of the Company’s PURE Hard Surface disinfectant by SUBWAY® franchisees; and the ability to convert successful evaluations into customer orders; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid; competitive factors; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission, including Forms 10-Q and 10-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:
Hank Lambert, CEO	Terri MacInnis, VP of IR	Tom Hemingway
PURE Bioscience, Inc.	Bibicoff + MacInnis, Inc.	Redwood Investment Group
619-596-8600 ext.103	818-379-8500	714-978-4425
hlambert@purebio.com	terri@bibimac.com	tomh@redwoodfin.com